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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 8, 1997, relating to the consolidated balance sheets of IWC Services, Inc. and Subsidiaries as of June 30, 1996 and April 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from May 4, 1995 (inception) through June 30, 1995, the year ended June 30, 1996, and the ten months ended April 30, 1997. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 1997, relating to the consolidated balance sheets of Boots & Coots, L.P. and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, partners' capital, and cash flows for the years then ended. These reports appear in the Form 8-K of Boots & Coots International Well Control, Inc. dated August 13, 1997.


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
September 2, 1997